EXHIBIT (5)


                               OHIO EDISON COMPANY
                              76 South Main Street
                                Akron, Ohio 44308
                                  330-384-5793



Ohio Edison Company                               June 5, 1996
76 South Main Street
Akron, Ohio  44308


Gentlemen:

                  In connection with the proposed issue and sale of up to $50,000,000 principal amount of Mortgage Bonds of Ohio Edison Company (the "Company") ("New Bonds"), I have examined, among other things, the registration statement on Form S-3 (the "Registration Statement"), including the prospectus comprising a part thereof, which is to be filed under the Securities Act of 1933.

                  I am of the opinion that when said Registration Statement shall become effective; when the pertinent provisions of the Trust Indenture Act of 1939 have been complied with; when your General Mortgage Indenture and Deed of Trust, to be dated as of June 1, 1996, to the Bank of New York, and any supplemental indenture or any board resolution, and any officer's certificate pursuant to a supplemental indenture or board resolution, establishing the terms of the New Bonds shall have been duly authorized, executed and delivered in accordance with said Indenture; and when the New Bonds shall have been duly authorized, executed, authenticated and delivered in accordance with said Indenture, as to be amended and supplemented by such supplemental indenture, board resolution or officer's certificate, and have been duly issued, sold and paid for, the New Bonds will be legally issued and binding obligations of the Company.

                  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement as presently to be filed or thereafter amended, and to the statements with respect to me under "LEGAL OPINIONS" and "EXPERTS" in the prospectus included in the Registration Statement and to the disclosure in the Registration Statement in response to Item 10 of Form S-3.

                                                  Very truly yours,



                                                  ANTHONY J. ALEXANDER
                                                  Senior Vice President and
                                                   General Counsel




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